Tecogen Reports
Second Quarter 2025 Financial Results

NORTH BILLERICA, Mass., August 12, 2025 - Tecogen Inc. (NYSE American:TGEN), a leading manufacturer of clean energy products, reported revenues of $7.29 million and net loss of $1.47 million for the quarter ended June 30, 2025 compared to revenues of $4.73 million, and a net loss of $1.54 million in 2024. Our cash and cash equivalents balance was $1.64 million at June 30, 2025.
Abinand Rangesh, CEO of Tecogen, commented that "since our last earnings call we have made tremendous progress with our data center strategy and achieved several key milestones. We received our first LOI for a great pilot project. This is for a 100+MW data center with the potential to be a 500+MW site. The customer expects to evaluate 6 STx chillers during the first phase of the project. If successful, more chillers will be used in subsequent phases. We expect the LOI to convert to a PO later this year and we hope to grow with this customer.

In the last three months, our marketing has generated great leads. We have now quoted two projects for 60 to 100 chillers each. We have multiple other projects that are earlier stage but have similar potential. We've also received feedback on how customers are making purchasing decisions. During the call, I will address what these are and the steps we are taking so we can convert these leads into orders.

The only setback this quarter was the reduction in the gross profit margin which drove the net loss. Product margin was lower because we started shipping the hybrid air-cooled chiller. As expected, the first few units had higher costs due to low volume material purchasing and as our team gained experience building the product. We expect the hybrid chiller margin to increase with volume production. The other products shipped this quarter had similar margins as previous quarters.

Overall service margin declined because of one region - Manhattan and NJ. This was in part due to bulk oil system upgrades for our InVerde fleet. This has a short term impact on profitability but increases service intervals by 150% to 200%. We also experienced increased overtime hours. During the call, we will discuss the new protocols we have implemented to restore this territory to profitability.

Given the size of potential projects, the ability to manufacture and ship significant volumes of chillers is critical. We have hired talent in manufacturing and engineering. The additional staffing was a significant factor in our increased operating expenses, which increased by 9% in Q2 2025 compared to last year. To provide the necessary capital to scale our business, we also raised $18.2 million in July. The capital raised will be used to increase factory output and for marketing. I will share more details on the data center projects, Vertiv and scale up plan tomorrow."

Key Takeaways
Net Loss and Earnings Per Share
•Net loss for the quarter ended June 30, 2025 was $1.46 million compared to a net loss of $1.54 million for the same period of 2024, a decrease of $0.07 million, due to increased gross profit from our Products and Services segments. EPS for the quarter ended June 30, 2025 and 2024 was a loss of $(0.06)/share, respectively.
•Net loss for the six months ended June 30, 2025 was $2.12 million compared to a net loss of $2.64 million for the same period of 2024, a decrease of $0.52 million, due to increased gross profit from our Products and Services segments. EPS for the six months ended June 30, 2025 and 2024 was a loss of $(0.08)/share and $(0.11)/share, respectively.
Loss from Operations
•Loss from operations for the quarter ended June 30, 2025 was $1.41 million compared to a loss from operations of $1.47 million for the same period in 2024, a decrease of $0.06 million, due to increased gross profit from our Products and Services segments.
•Loss from operations for the six ended June 30, 2025 was $2.01 million compared to a loss from operations of $2.52 million for the same period in 2024, a decrease of $0.52 million, due to increased gross profit from our Products and Services segments.
Revenues
•Revenues for the quarter ended June 30, 2025 were $7.29 million compared to $4.73 million for the same period in 2024, a 54.3% increase.
◦Products revenues in the quarter ended June 30, 2025 were $3.16 million compared to $0.12 million for the same period in 2024, an increase of 2,536.6%. The increase in revenue during the quarter ended June 30, 2025 is due to increased chiller and cogeneration revenue, which included the initial deliveries of our hybrid-drive air-cooled chiller.
◦Services revenues in the quarter ended June 30, 2025 were $3.97 million, compared to $4.13 million for the same period in 2024, a decrease of 3.9% due to decreased revenues from the acquired Aegis maintenance contracts.
◦Energy Production revenues in the quarter ended June 30, 2025 were $0.17 million compared to $0.48 million for the same period in 2024, a decrease of 63.8%. The decrease in Energy Production revenue is due to contract expirations at certain energy production sites in late 2024 and the temporary shutdown of a few energy production sites for repairs.

•Revenues for the six months ended June 30, 2025 were $14.57 million compared to $10.91 million for the same period in 2024, a 33.5% increase.
◦Products revenues in the six months ended June 30, 2025 were $5.69 million compared to $1.61 million for the same period in 2024, an increase of 253.1%. The increase in revenue during the six months ended June 30, 2025 is due to increased chiller and cogeneration revenue, which included the initial deliveries of our hybrid-drive air-cooled chiller.

◦Services revenues in the six months ended June 30, 2025 were $8.21 million, compared to $8.14 million for the same period in 2024, an increase of 0.9% due to increased revenues from existing contracts, offset by decreased revenues from the acquired Aegis maintenance contacts.
◦Energy Production revenues in the six months ended June 30, 2025 were $0.67 million compared to $1.16 million for the same period in 2024, a decrease of 42.1%. The decrease in Energy Production revenue is due to contract expirations at certain energy production sites in late 2024 and the temporary shutdown of a few energy production sites for repairs.

Gross Profit
•Gross profit for the quarter ended June 30, 2025 was $2.46 million compared to $2.08 million in the same period in 2024. Gross margin decreased to 33.8% in the quarter ended June 30, 2025 compared to 44.0% for the same period in 2024. The decrease in gross margin was due to higher material and labor costs in our Products and Services segments in the quarter ended June 30, 2025.

•Gross profit for the six months ended June 30, 2025 was $5.68 million compared to $4.65 million in the same period in 2024. Gross margin decreased to 39.0% in the six months ended June 30, 2025 compared to 42.7% for the same period in 2024. The decrease in gross margin was due to higher material and labor costs in our Products and Services segments in the the six months ended June 30, 2025.

Operating Expenses

•Operating expenses increased $0.32 million, or 9.0%, to $3.87 million in the quarter ended June 30, 2025 compared to $3.55 million in the same period in 2024, due to increased payroll, benefits, recruitment costs, and sales commissions.
•Operating expenses increased $0.51 million, or 7.1%, to $7.69 million in six months ended June 30, 2025 compared to $7.18 million in the same period in 2024, due to increased payroll, benefits, recruitment costs and sales commissions.

Adjusted EBITDA
Adjusted EBITDA was negative $1.16 million for the quarter ended June 30, 2025 compared to negative $1.30 million for the quarter ended June 30, 2024. For the six months ended June 30, 2025, adjusted EBITDA was a negative $1.54 million compared to a negative $2.19 million for the six months ended June 30, 2024. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and asset impairment. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the Company's use of Adjusted EBITDA).

Conference Call Scheduled for August 13, 2025, at 9:30 am ET
Tecogen will host a conference call on August 13, 2025 to discuss the second quarter results beginning at 9:30 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or +1 (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Second Quarter conference call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13752231.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint. In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel in key markets in North America. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Forward Looking Statements
This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements except as required under the securities laws.
In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in our Current reports on Form 8-K, under “Risk Factors,” and elsewhere therein, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, the impact of tariffs, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Tecogen Media & Investor Relations Contact Information:
Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,640,864	$5,405,233
Accounts receivable, net	6,640,483	6,026,545
Inventories, net	9,679,229	9,634,005
Unbilled revenue	126,738	398,898
Prepaid and other current assets	949,256	680,565
Total current assets	19,036,570	22,145,246
Long-term assets:
Property, plant and equipment, net	1,820,059	1,738,036
Right-of-use assets - operating leases	1,728,780	1,730,358
Right-of-use assets - finance leases	933,671	452,390
Intangible assets, net	2,330,959	2,513,189
Goodwill	2,346,566	2,346,566
Other assets	155,232	166,474
TOTAL ASSETS	$28,351,837	$31,092,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Related party notes, current portion	$—	$1,548,872
Accounts payable	4,946,218	4,142,678
Accrued expenses	2,976,211	2,890,886
Deferred revenue, current portion	4,420,644	6,701,131
Operating lease obligations, current portion	481,891	430,382
Finance lease obligations, current portion	173,362	85,646
Acquisition liabilities, current portion	883,541	902,552
Unfavorable contract liability, current portion	83,962	113,449
Total current liabilities	13,965,829	16,815,596

Long-term liabilities:
Related party notes, net of current portion	1,067,848	—
Deferred revenue, net of current portion	1,252,831	1,165,951
Operating lease obligations, net of current portion	1,295,450	1,341,789
Finance lease obligations, net of current portion	675,198	325,235
Acquisition liabilities, net of current portion	878,151	1,008,760
Unfavorable contract liability, net of current portion	275,079	309,390
Total liabilities	19,410,386	20,966,721

Commitments and contingencies
Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 25,571,490 issued and outstanding at June 30, 2025 and 24,950,261 shares issued and outstanding at December 31, 2024	25,571	24,950
Additional paid-in capital	58,837,181	57,845,289
Accumulated deficit	(49,763,921)	(47,639,894)
Total Tecogen Inc. stockholders’ equity	9,098,831	10,230,345
Non-controlling interest	(157,380)	(104,807)
Total stockholders’ equity	8,941,451	10,125,538
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,351,837	$31,092,259

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	June 30, 2025	June 30, 2024
Revenues
Products	$3,155,323	$119,673
Services	3,965,168	4,126,517
Energy production	174,329	481,597
Total revenues	7,294,820	4,727,787
Cost of sales
Products	2,232,155	171,982
Services	2,469,737	2,191,815
Energy production	130,436	284,835
Total cost of sales	4,832,328	2,648,632
Gross profit	2,462,492	2,079,155
Operating expenses:
General and administrative	3,091,175	2,897,993
Selling	514,735	405,277
Research and development	268,724	246,489
(Gain) loss on disposition of assets	(280)	3,363
Total operating expenses	3,874,354	3,553,122
Loss from operations	(1,411,862)	(1,473,967)
Other income (expense)
Other income (expense), net	(6,378)	18,894
Interest expense	(38,153)	(17,869)
Unrealized loss on investment securities	—	(37,497)
Total other income (expense), net	(44,531)	(36,472)
Loss before provision for state income taxes	(1,456,393)	(1,510,439)
Provision for state income taxes	16,762	37
Consolidated net loss	(1,473,155)	(1,510,476)
(Income) loss attributable to the non-controlling interest	9,050	(28,320)
Loss attributable to Tecogen Inc.	$(1,464,105)	$(1,538,796)

Net loss per share - basic	$(0.06)	$(0.06)
Weighted average shares outstanding - basic	25,250,217	24,850,261
Net loss per share - diluted	$(0.06)	$(0.06)
Weighted average shares outstanding - diluted	25,250,127	24,850,261

	Three Months Ended
	June 30, 2025	June 30, 2024
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(1,464,105)	$(1,538,796)
Interest expense, net	38,153	17,869
Income taxes	16,762	37
Depreciation & amortization, net	205,686	141,361
EBITDA	(1,203,504)	(1,379,529)
Stock based compensation	42,606	45,463
Unrealized loss on investment securities	—	37,497
Adjusted EBITDA	$(1,160,898)	$(1,296,569)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended
	June 30, 2025	June 30, 2024
Revenues
Products	$5,689,132	$1,611,071
Services	8,210,190	8,140,827
Energy production	673,268	1,161,985
Total revenues	14,572,590	10,913,883
Cost of sales
Products	3,719,905	1,221,525
Services	4,728,635	4,284,072
Energy production	440,518	753,475
Total cost of sales	8,889,058	6,259,072
Gross profit	5,683,532	4,654,811
Operating expenses:
General and administrative	6,019,310	5,746,559
Selling	1,109,216	934,946
Research and development	561,392	501,185
Gain on sale of assets	(280)	(4,028)
Total operating expenses	7,689,638	7,178,662
Loss from operations	(2,006,106)	(2,523,851)
Other income (expense)
Other income (expense), net	(20,623)	3,147
Interest expense	(70,479)	(36,539)
Unrealized loss on investment securities	(18,749)	(18,749)
Total other income (expense), net	(109,851)	(52,141)
Loss before provision for state income taxes	(2,115,957)	(2,575,992)
Provision for state income taxes	17,687	22,100
Consolidated net loss	(2,133,644)	(2,598,092)
(Income) loss attributable to non-controlling interest	9,617	(45,671)
Net loss attributable to Tecogen Inc.	$(2,124,027)	$(2,643,763)

Net loss per share - basic	$(0.08)	$(0.11)
Weighted average shares outstanding - basic	25,103,388	24,850,261
Net loss per share - diluted	$(0.08)	$(0.11)
Weighted average shares outstanding - diluted	25,103,388	24,850,261

	Six Months Ended
	June 30, 2025	June 30, 2024
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(2,124,027)	$(2,643,763)
Interest expense, net	70,479	36,539
Income taxes	17,687	22,100
Depreciation & amortization, net	391,381	281,498
EBITDA	(1,644,480)	(2,303,626)
Stock based compensation	83,439	89,998
Unrealized loss on marketable securities	18,749	18,749
Adjusted EBITDA	$(1,542,292)	$(2,194,879)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30, 2025	June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net loss	$(2,133,644)	$(2,598,092)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	391,381	281,498
Provision for (recovery of) credit losses	(75,000)	19,063
Stock-based compensation	83,439	89,998
Unrealized loss on investment securities	18,749	18,749
Gain on disposition of assets	(280)	(4,028)
Non-cash interest expense	33,538	12,800
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(538,938)	1,398,193
Inventory	(45,224)	439,926
Unbilled revenue	272,160	—
Prepaid assets and other current assets	(268,691)	(125,784)
Other assets	186,766	576,926
Increase (decrease) in:
Accounts payable	803,540	(108,646)
Accrued expenses and other current liabilities	85,325	39,838
Deferred revenue	(2,193,607)	806,266
Other liabilities	(395,134)	(756,410)
Net cash provided by (used in) operating activities	(3,775,620)	90,297
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(277,989)	(556,636)
Proceeds from disposition of assets	280	36,213
Distributions to non-controlling interest	(42,956)	(48,654)
Net cash used in investing activities	(320,665)	(569,077)
CASH FLOWS FROM FINANCING ACTIVITIES:
Finance lease principal payments	(63,010)	(30,577)
Proceeds from exercise of stock options	394,926	—
Net cash provided (used in) by financing activities	331,916	(30,577)
Net increase (decrease) in cash and cash equivalents	(3,764,369)	(509,357)
Cash and cash equivalents, beginning of the period	5,405,233	1,351,270
Cash and cash equivalents, end of the period	$1,640,864	$841,913
Supplemental disclosure of cash flow information:
Cash paid for interest	$36,526	$22,909
Cash paid for taxes	$17,687	$22,100

Non-cash investing activities
Right-of-use assets acquired under operating leases	$193,480	$1,547,800
Right-of-use assets acquired under finance leases	$557,893	$27,282
Aegis Contract and Related Asset Acquisition:
Contingent consideration	$—	$272,901

Non-cash financing activities
Related party note conversion to common stock	$514,148	$—